Exhibit 99.1
                                                      Page 1 of 1
                         CTG RESOURCES, INC.
                    Quarterly Report on Form 10-Q
                            Exhibit Index

                   Quarter Ended December 31, 1998

                                                       Document
       Item                 Description              Description
   ------------             -----------              ------------

   99(1)       Exhibit Index                            Ex-99.1

   3(1)        Amended and Restated Certificate of      Ex-3.1
               Incorporation

   3(2)        Amended and Restated By-laws             Ex-3.2

   10(126)     Memorandum of Agreement among The        Ex-10.126
               Energy Network, Inc., Pratt &
               Whitney Canada Inc., Oxford
               Technologies, Inc. and Carrier
               Corporation

   10(127)     Independent Consulting Agreement         Ex-10.127
               between The Energy Network, Inc.
               and Oxford Technologies, Inc.
   10(128)     Amendment to the 364-day Revolving       Ex-10.128
               Credit Agreement between The Energy
               Network, Inc. and Fleet National
               Bank

   10(129)     Tenth Amendment to the Connecticut       Ex-10.129
               Natural Gas Corporation Employee
               Savings Plan

   10(130)     Tenth Amendment to the Connecticut       Ex-10.130
               Natural Gas Corporation Union
               Employee Savings Plan

   27          Financial Data Schedule                  Ex-27

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